EXHIBIT 23.4

                CONSENT OF HUDDLESTON & CO., INC.

We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-8 of the reference to us appearing on page 12 in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


HUDDLESTON & CO., INC.

/s/ PETER D. HUDDLESTON
-------------------------
Peter D. Huddleston, P.E.
President

Houston, Texas
July 22, 2002